Exhibit 10.2

EMPLOYMENT AGREEMENT
AMENDMENT 1
WHEREAS, on or about December 1, 2023, John Ratigan (“Ratigan”) signed an Employment Agreement with Comtech Telecommunications Corp. (the “Company”);
WHEREAS, on or about March 25, 2024, the Compensation Committee of the Company approved a Recommendation in favor of amending Ratigan’s employment agreement as follows (the “Amendment”):
Adding a $10k monthly stipend for each month or portion thereof during which Ratigan serves as interim CEO (the “Interim Term”);
Adding a discretionary bonus to be awarded at the complete discretion of the Board of Directors (the “Board”) of the Company upon completion of the Interim Term; and
All other terms of the Employment Agreement to remain the same.
WHEREAS, the Board has considered the views of independent compensation consultant Pearl Meyer on the topics herein; and
WHEREAS, the independent members of the Board retain the authority to approve CEO compensation pursuant to Third Amended and Restated By-Laws of Comtech Telecom. Corp., Sept 26, 2017, Art. IV, Section and Compensation Committee Charter Section IV, Part 1;
NOW, THEREFORE, BE IT RESOLVED, that the Board finds that approval of the Amendment is in the best interests of the Company and its shareholders and hence, upon motion duly made and seconded, APPROVES the Amendment as set forth above in its entirety;
FURTHER RESOLVED, that the appropriate officers and employees of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to take any and all actions, including entering into any agreements or documents, delivering any certifications and paying all fees and expenses incurred by the Company in connection with the transactions contemplated by these resolutions, as they, or any of them individually, shall determine to be necessary or appropriate, the taking of such action to be conclusive evidence of such determination; and

FURTHER RESOLVED, that all actions previously taken and expenses incurred by any officer, director, representative or agent of the Company, in the name or on behalf of the Company, in connection with these resolutions or that were otherwise in furtherance of the purposes of the foregoing resolutions be, and each of the same hereby is, adopted, ratified, confirmed and approved in all respects as the acts and deeds of the Company.

COMTECH TELECOMMUNICATIONS CORP.

By:
Name: Jennie Kerr
Title: Chief People Officer

EXECUTIVE
By:
Name: John Ratigan